Exhibit 99.2
Capital Senior Living Company Presentation
Forward-Looking Statements The forward-looking statements in this presentation are subject to certain risks and uncertainties that could cause results to differ materially, including, but not without limitation to, the Company's ability to complete the refinancing of certain of our wholly owned communities, realize the anticipated savings related to such financing, find suitable acquisition properties at favorable terms, financing, licensing, business conditions, risks of downturns in economic conditions generally, satisfaction of closing conditions such as those pertaining to licensures, availability of insurance at commercially reasonable rates and changes in accounting principles and interpretations among others, and other risks and factors identified from time to time in our reports filed with the Securities and Exchange Commission The Company assumes no obligation to update or supplement forward-looking statements in this presentation that become untrue because of new information, subsequent events or otherwise.
Investment Highlights Value leader in providing quality seniors housing and care at reasonable prices Well positioned to make meaningful gains in shareholder value Substantially all private pay with strong cash flow generation Industry benefits from need-driven demand, limited new supply and improving housing market Achieving solid growth in occupancy, revenue and net operating income Executing on disciplined accretive growth initiatives through acquisitions and conversions to higher levels of care Solid balance sheet
Company Overview Capital Senior Living operates 104 communities in geographically concentrated regions with the capacity to serve 13,900 residents CA. 408 AR. 173 AZ. 189 CT. 178 FL. 226 IA. 122 IL. 650 IN. 1,967 KS. 169 LA. 136 MI. 346 MN. 173 MO. 662 MS. 143 NC. 593 SC. 614 NE. 668 NJ. 98 NY. 387 OH. 2,035 OK. 143 TX. 3,683 VA. 153 Resident Capacity CA. 408 AZ. 189
Resident Demographics at CSU Communities Average age of resident: 85 years Average age of resident moving in: 82 years Average stay period: 2-3 years Percent of female residents: 80% Resident turnover is primarily attributed to death or need for higher care
The Capital Advantage: Senior Living Options Independent Living - 52% of Resident Capacity Average 115 units per IL community with large common areas and amenities Supportive services, wellness programs, social, recreational and educational events Average monthly rate of $2,460 100% private pay Average length of resident stay is 34 months
The Capital Advantage: Senior Living Options Assisted Living- 43% of Resident Capacity Average 66 units per community 72% of communities offer AL Assistance with activities of daily living including medication reminders, bathing, dressing and grooming Average monthly rate of $3,670 Substantially all private pay Average length of resident stay is 26 months
The Capital Advantage: Need Driven Demand U.S. population 75+ years old is estimated to grow by 3.5 million from 2009 through 2015 Only 1.3 million units serving a population of 18.9 million seniors Current 6.9% penetration rate implies demand growth of 40,000 units per year U.S. Seniors Population Trends (75+ years old) (CHART) (Population in millions) Implied demand growth of 40,000 units per year Source: NIC Investment Guide 2010 and U.S. Census Bureau
The Capital Advantage: Limited New Supply The Capital Advantage: Limited New Supply Source: Seniors NIC MAP100 Trends
The Capital Advantage: Senior Housing Occupancy Trends The Capital Advantage: Senior Housing Occupancy Trends Source: Seniors NIC MAP100 Trends
The Capital Advantage: Competitive Strengths Value leader in geographically concentrated regions Experienced on-site, regional and corporate management Larger company economies of scale and proprietary systems that yield operating efficiencies in highly fragmented industry Solid reputation in industry and 95% resident satisfaction Employer of choice Solid balance sheet Strong Board of Directors
The Capital Advantage: Strategy Focus on our core strengths Capitalize on competitive strengths within each of our regions to maximize the cash flow generated by our communities and our operations Capitalize on the fragmented nature of the senior living industry to strategically aggregate local and regional operators in geographically concentrated regions Increase levels of care through conversions to Assisted Living or Memory Care units Attract and retain the best talent in the senior living industry
2013 Business Plan Focused on Operations, marketing and growth to enhance shareholder value through: Organic growth Proactive expense Management Accretive acquisitions and unit conversions Utilization of technology
2013 Business Plan: Organic Growth Increase average rents Each 3% increase generates $10.4M of revenue Improve occupancies Each 1% generates $3.5M of revenue, $2.5M of EBITDAR and $0.06 per share of CFFO Convert units to higher levels of care Cash flow enhancing renovations and refurbishments New branding strategy, eMarketing and website enhancements Implement software programs to optimize care plans and level of care changes
Operating Performance Improving occupancy trends Same Community Financial Occupancy (CHART)
Operating Performance Same-store comparable trends (CHART)
2013 Business Plan: External Growth Strategic acquisitions of high quality senior living communities to enhance geographic concentrations - 17% cash on cash returns (in millions except number of communities and units) 2012 Q1/Q2 2013 Combined Purchase Price $181.3 $32.1 $213.4 Communities 17 3 20 Units 1,367 218 1,585 Debt $129.5 $23.1 $152.6 Equity $51.8 $9.0 $60.8 First Year Revenue $49.1 $7.6 $56.7 First Year EBITDAR $19.1 $3.1 $22.2 First Year Cash Flow from Operations (CFFO) $9.1 $1.4 $10.5 First Year CFFO per share $0.34 $0.04 $0.38
Operating Performance Revenue and EBITDAR growth EBITDAR increased 122% on an 82% increase in revenue EBITDAR margin increased from 29.9% in Q1 2010 to 36.4% in Q2 2013 (CHART) * As adjusted in Q2 2013 earnings release
Income Statement: June YTD Comparison As adjusted in press releases As adjusted in press releases
Balance Sheet As of June 30, 2013 (in millions) ASSETS Cash and Securities $ 30.5 Other Current Assets 25.2 Total Current Assets 55.7 Fixed Assets 548.3 Other Assets 49.5 TOTAL ASSETS $ 653.5 LIABILITIES & EQUITY Current Liabilities $ 49.6 Long-Term Debt 373.7 Other Liabilities 62.1 Total Liabilities 485.4 Stockholders' Equity 168.1 TOTAL LIABILITIES & EQUITY $ 653.5
Investment Highlights Value leader in geographically concentrated regions Substantially all private pay Need-driven demand, limited new supply and improving housing market Experienced management team with demonstrated ability to operate, acquire and create shareholder value Accretive acquisitions in highly fragmented industry Conversions to higher levels of care with significant revenue and cash flow growth Strong cash flow generation Solid balance sheet
Capital Senior Living Company Presentation